UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         May 7, 2024

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)
001-32373		27-0099920
(Commission File Number)		(IRS Employer Identification No.)

5420 S. Durango Dr.
Las Vegas,	Nevada	89113
(Address of principal executive offices)		(Zip Code)
(702) 923-9000
(Registrant's Telephone Number, Including Area Code)

NOT APPLICABLE
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.001 par value)	LVS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.			☐

ITEM 8.01.	Other Events.
On May 7, 2024, Las Vegas Sands Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), to issue and sell (i) $750,000,000 aggregate principal amount of the Company’s 5.900% Senior Notes due 2027 at a public offering price equal to 99.870% of the aggregate principal amount of the 2027 Notes, (ii) $500,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2029 at a public offering price equal to 99.853% of the aggregate principal amount of the 2029 Notes and (iii) $500,000,000 aggregate principal amount of the Company’s 6.200% Senior Notes due 2034 at a public offering price equal to 99.869% of the aggregate principal amount of the 2034 Notes. The offering is expected to close on or about May 16, 2024, subject to satisfaction of customary closing conditions.
The Underwriting Agreement includes customary representations, warranties, covenants and closing conditions. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In addition, certain of the Underwriters and their respective affiliates are lenders, and in some cases agents for the lenders, under the Company’s credit facilities.
The foregoing summary of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full and complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits
1.1*	Underwriting Agreement, dated May 7, 2024, between Las Vegas Sands Corp. and Barclays Capital Inc., BofA Securities, Inc. and Goldman Sachs & Co. LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
*Certain exhibits and schedules have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 7, 2024

LAS VEGAS SANDS CORP.
By:	/S/ RANDY HYZAK
Name: Randy Hyzak Title: Executive Vice President and Chief Financial Officer